EXHIBIT 23.6
                                 WALTER FEY, CPA
                             223 Mass Ave, Suite 303
                               Arlington, MA 02474
                               TEL (781) 641-9889
                               FAX (781) 641-9889
                              Email: wfcpa@aol.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



I consent to the reference to my firm under the caption "Experts" and to the use of my report dated January 16, 2004 with respect to the financial statements of Surf Communications Solutions Inc. in the Registration Statement (form F-3 No. 333-117529) and related Prospectus of B.O.S Better Online Solutions Ltd. For the registration of 1,190,228 of its ordinary shares.



Arlington, MA                                       /s/ Walter Fey
February 28, 2005
                                                    Walter Fey, CPA